THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE
"ACT"), OR ANY STATE SECURITIES LAWS ("STATE ACTS"). THIS SECURITY MAY NOT BE
SOLD OR TRANSFERRED EXCEPT IF IT IS ACTUALLY REGISTERED UNDER THE ACT OR STATE
ACTS OR UNDER AN EXEMPTION THEREFROM OR OFFERED FOR SALE IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITY UNDER THE ACT AND ANY
APPLICABLE STATE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO ARE THAT SAID
REGISTRATION IS NOT REQUIRED.

        EXERCISABLE AT ANY TIME FROM ONE (1) YEAR AFTER THE EFFECTIVENESS OF
        THE COMPANY'S REGISTRATION STATEMENT FOR FOUR (4) YEARS AFTERWARDS.

                             STOCK PURCHASE WARRANT

        For the purchase of additional shares of Common Stock, par value $1.00 per share of

                           AMERICAN RADIO EMPIRE, INC.
                             (a Nevada Corporation)

        THIS CERTIFIES THAT, ___________, (the "Holder"), as registered owner of this Warrant, is entitled to at any time from one (1) year after the effectiveness of ARE's registration statement, and for four (4) years thereafter, or at such later date as American Radio Empire, Inc., a Nevada corporation ("ARE"), by authorization of its Board of Directors, shall determine
(the "Exercise Period"), to subscribe for, purchase, and receive such number of shares of Common Stock, $1.00 par value per share, fully paid and non-assessable
(the "Common Stock") as is determined by dividing the principal and accrued interest then-outstanding on any 12% Convertible Promissory Notes held by the
Holder, by $1.00, upon presentation and surrender of this Warrant and upon payment of the Exercise Price of $1.00 per share for such shares of Common Stock to ARE at the principal office of ARE. The Exercise Price shall be payable in lawful money of the United States or by check made payable to the order of
American Radio Empire, Inc.

        1. Upon exercise of the Warrant, the form of election provided by ARE must be duly executed and the instructions for registration of the Common Stock acquired by such exercise must be completed. If the subscription rights represented hereby have not been exercised by the expiration of the Exercise
Period, the Warrant shall become void and without further force and effect, and all remaining rights represented hereby shall cease and expire (except for the right to receive the redemption price of the Warrants if the Warrants are redeemed by ARE).

        2. In the event of the exercise hereof in part only, ARE shall cause to be delivered to the Holder a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of shares of Common Stock purchasable hereunder as to which this warrant is not exercised.

                                       1

        3. ARE agrees, during the period of time this Warrant is exercisable, to reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the delivery of Common Stock pursuant to the exercise of this Warrant.

        4. All Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the
Warrant may be exercised, ARE will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this
Warrant, a sufficient number of shares of the Common Stock to provide for the exercise of the unexercised rights represented by this Warrant.

        5. The number and kind of securities purchasable upon the exercise of the
Warrant and the Warrant Price shall not be subject to adjustment except as follows:

                5.1 In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of ARE with or into another corporation (other than a merger with another corporation in which ARE is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of ARE, ARE, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the holder of this Warrant) providing that the holder of this Warrant shall have the right of exercise such new
Warrant and upon such exercise to receive, in lieu of each share of Common
Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of
Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 5. The provisions of this Section 5.1 shall similarly apply to successive reclassifications, changes, mergers and transfers.

                5.2 If ARE at any time while this Warrant remains outstanding and unexpired shall subdivide or combine this Common Stock, the Warrant Price shall be proportionately adjusted.

                5.3 If ARE at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock, then the
Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock), and (b) the denominator of which shall be the total number of shares of Common Stock outstanding

                                       2

immediately after such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock.

        6. ARE shall not be required to issue fractions of shares upon any such adjustment or to issue fractions of shares upon issuance of any Warrants after any such adjustment, but ARE, in lieu of issuing any such fractional interest, shall round up or down to the nearest whole number of shares.

        7. In no event shall this Warrant (or the shares of Common Stock issuable upon exercise or partial exercise hereof) be offered or sold except in conformity with the Act.

        8. ARE may deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and ARE shall not be affected by any notice to the contrary.

        9. By acceptance of this Warrant, Holder represents that this Warrant and all shares of Common Stock acquired upon exercise hereof are acquired and will be acquired for the Holder's own account for investment and with no intention at the time of such purchase or acquisition of distributing or reselling the same or any part thereof to the public and, in furtherance of this representation, agrees to execute and deliver to ARE a subscription agreement containing customary investment intent representations and agrees that this Warrant and any
Common Stock issued upon exercise hereof may be legended to prohibit transfer, sale or other disposition except in compliance with such investment letter.

        10. In case the Warrant shall be mutilated, lost, stolen or destroyed, ARE shall, at the request of the Holder, issue or deliver and exchange in substitution for and upon cancellation of the mutilated Warrant or in lieu of and in substitution for this Warrant lost, stolen or destroyed Warrant, a new
Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to ARE of such loss, theft, or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory and for an amount at applicant's cost. The applicants for such substitute Warrant certificates shall also comply with such reasonable regulations as ARE may prescribe.

        11. Nothing contained in this Warrant shall be construed as conferring upon the Holder or any transferee of a Warrant any rights of the shareholders of ARE, including, without limitation, the right to vote, receive dividends, consent or receive notices of shareholders with respect to any meeting of shareholders for the election of directors of the company or any other matter. If, however, at any time prior to the expiration of this Warrant prior to its exercise in full, any one or more of the following events shall occur:

        (a) any action which requires adjustment pursuant to this Warrant; or

                                       3

        (b) a dissolution, liquidation or winding up of ARE (other than in connection with the consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety)
            shall be proposed;

        (c) ARE shall determine to declare a dividend;

        (d) ARE shall offer for subscription to the holders of its Common Stock additional shares of its capital stock of any class or other rights;

then ARE shall give notice in writing of such events to each Holder at least twenty (20) days in advance and, unless otherwise specified, such notice shall be personally delivered, or shall be sent by overnight delivery, or shall be sent by telecopy or other similar electronic device (with a copy sent by certified or registered mail, return receipt requested, postage prepaid).

All notices shall be deemed to have been given either at the time of the delivery thereof to any officer or employee of the person entitled to receive such notice at the address of such person, or, if sent by overnight delivery, one day after being entrusted to a reputable overnight delivery service, or, if sent by telecopy of other similar electronic device, upon confirmation of receipt of such transmission.

                                         American Radio Empire, Inc.

                                         By:

                                         Dain Schult, President

                                         Date - _______________, 2003

                                       4